Exhibit 23.2

December 21, 2012

To the Board of Directors of

Reynolds Group Holdings Limited

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form F-4 of Reynolds Group Holdings Limited of our report dated July 8, 2011 relating to the carve-out combined financial statements of Dopaco, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP 1

Montréal, Canada

[1]	CPA auditor, CA, public accountancy permit No. A126402